UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 31, 2007, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc., the Registrant, approved amendments to the MEDTOX Scientific, Inc. Long-Term Incentive Plan (LTIP) and the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan (SERP).

The amendments to the LTIP included, (1) adding language that conforms more closely with the final 409A regulations, and (2) changed the default vesting schedule to 5-year cliff vesting from 3-year cliff vesting.

The amendments to the SERP included, (1) additional election option relating to timing of distribution, (2) added language that conforms more closely with the final 409A regulations, (3) change in the vesting schedule to 36 months from 12 months, and (4) added accelerated vesting upon retirement, change in control, and involuntary termination not for cause.

The amendments to the Plans are effective as of January 1, 2008. The Plans, as amended and restated, are attached as Exhibits 10.1 and 10.2.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	MEDTOX SCIENTIFIC, INC. LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED DECEMBER 31, 2007
10.2	MEDTOX SCIENTIFIC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AS AMENDED AND RESTATED DECEMBER 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: January 7, 2008	By:	/s/ Richard J. Braun
Name: Richard J. Braun
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	MEDTOX SCIENTIFIC, INC. LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED DECEMBER 31, 2007
10.2	MEDTOX SCIENTIFIC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AS AMENDED AND RESTATED DECEMBER 31, 2007

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